 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Ave

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 21, 2021, Sierra Income Corporation (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the meeting: (1) the election of Mr. Dean Crowe and Ms. Valerie Lancaster-Beal as Class III directors to serve until the Company’s 2024 Annual Meeting of Stockholders or until their respective successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the fiscal year ending December 31, 2021.

Stockholders of record at the close of business on April 16, 2021 were entitled to vote at the Annual Meeting. As of April 16, 2021, there were 102,468,699 shares of common stock outstanding and entitled to vote. A quorum consisting of 36,041,723 shares of common stock of the Company were present of represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both such proposals were approved by the requisite vote.

Proposal 1.	The election of Mr. Dean Crowe and Ms. Valerie Lancaster-Beal as Class III directors to serve until the Company’s 2024 Annual Meeting of Stockholders or until their respective successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Abstentions
Dean Crowe	33,933,453	2,108,269	—
Valerie Lancaster-Beal	33,911,497	2,130,225	—

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the fiscal year ending December 31, 2021:

	Votes For	Votes Withheld	Abstentions
	34,678,997	669,442	693,283

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2021	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr. Chief Financial Officer

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